Exhibit 5.1

30 ROCKEFELLER PLAZA	AUSTIN	LONDON
NEW YORK, NEW YORK	BEIJING	MOSCOW
10112-4498	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 212.408.2500	DUBAI	RIYADH
FAX +1 212.408.2501	HONG KONG	SAN FRANCISCO
BakerBotts.com	HOUSTON	WASHINGTON

May 9, 2016

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO  80112

Re:Liberty Media Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Media Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has requested our opinion concerning the status under Delaware law of the 2,282,719 shares  of the Company’s Series A Liberty SiriusXM common stock, par value $.01 per share (the “Series A Liberty SiriusXM Common Stock”), the 13,899,460 shares  of the Company’s Series C Liberty SiriusXM common stock, par value $.01 per share (the “Series C Liberty SiriusXM Common Stock”), the 212,027 shares of the Company’s Series A Liberty Braves common stock, par value $.01 per share (the “Series A Liberty Braves Common Stock”), the 1,947,037 shares of the Company’s Series C Liberty Braves common stock, par value $.01 per share (the “Series C Liberty Braves Common Stock”), the 529,900 shares  of the Company’s Series A Liberty Media common stock, par value $.01 per share (the “Series A Liberty Media Common Stock”), and the 3,407,101 shares  of the Company’s Series C Liberty Media common stock, par value $.01 per share (the “Series C Liberty Media Common Stock” and together with the Series A Liberty SiriusXM Common Stock, the Series C Liberty SiriusXM Common Stock, the Series A Liberty Braves Common Stock, the Series C Liberty Braves Common Stock and the Series A Liberty Media Common Stock, the “Shares”) included in the Registration Statement, that may be issued pursuant to the terms of the Liberty Media Corporation 2013 Incentive Plan (Amended and Restated as of March 31, 2015), the Liberty Media Corporation 2013 Nonemployee Director Incentive Plan (Amended and Restated as of December 17, 2015) and the Liberty Media Corporation Transitional Stock Adjustment Plan (collectively, the “Plans”).

Liberty Media Corporation	- 2 -	May 9, 2016

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1. Restated Certificate of Incorporation of the Company, as currently in effect;

2. Bylaws of the Company, as currently in effect;

3. Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plans and the preparation and filing of the Registration Statement under the Securities Act; and

4. The Plans.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plans as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plans, the Company shall continue to have sufficient authorized and unissued shares of Series A Liberty SiriusXM Common Stock, Series C Liberty SiriusXM Common Stock, Series A Liberty Braves Common Stock, Series C Liberty Braves Common Stock, Series A Liberty Media Common Stock and Series C Liberty Media Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares are duly authorized for issuance.

2. If and when any Shares are issued in accordance with the requirements of the Plans and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Liberty Media Corporation	- 3 -	May 9, 2016

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.